EXHIBIT 13.1(c)
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                    FEDERAL DEPOSIT INSURANCE CORPORATION

                           Washington, D. C. 20006

                              Amendment No. 1 to
                                  FORM  F-3

                                CURRENT REPORT

                           UNDER SECTION 13 OF THE

                       SECURITIES EXCHANGE ACT OF 1934




For the month of      February 1996       FDIC Certificate Number  19353
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                  Lafayette American Bank and Trust Company
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 (Exact name of bank as specified in its charter)




            Connecticut                            06-0795235
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(State of incorporation)               (IRS Employer Identification No.)



1087 Broad Street, Bridgeport, Connecticut             06604
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(Address of principal executive offices)            (Zip Code)





Bank's telephone number, including area code     (203)  336-6200
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The purpose of this Amendment No. 1 is to clarify that the option referred to in the original Form F-3 filing dated February 9, 1996 was granted pursuant to a separate Stock Option Agreement and to include a copy of such agreement as an exhibit thereto.


Item 12.  Other Materially Important Events
          ---------------------------------

On February 6, 1996, Lafayette American Bank and Trust Company ("Lafayette American") announced a strategic alliance, through merger, with HUBCO, Inc., a New Jersey based bank holding company.

Under the proposed merger, which is subject to various conditions, including regulatory approvals and approval by the shareholders of both Lafayette American and HUBCO, each share of Lafayette American common stock will convert into 0.588 of a share of HUBCO common stock. In connection with the merger agreement, Lafayette American and HUBCO entered into a Stock Option Agreement dated February 5, 1996 pursuant to which HUBCO will have an option to purchase 2,400,000 shares of Lafayette American's common stock at $10.75 per share, which option is exercisable in certain circumstances. The proposed transaction is expected to close in the second or third quarter of 1996.


Item 13.  Financial Statements and Exhibits
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              (b)  Exhibits:

                   (1) A copy of the Agreement and Plan of Merger was attached as Exhibit A to the original Form F-3 dated February 9, 1996.

                   (2) A copy of the Stock Option Agreement is attached as Exhibit B.

                                  SIGNATURE
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Under the requirements of the Securities and Exchange Act of 1934, the Bank
has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                 Lafayette American Bank and Trust Company
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                                   (Bank)




Dated:   February 16, 1996         By:
                                      -----------------------------------
                                      Phillip J. Mucha
                                      Executive Vice President and
                                      Chief Financial Officer